                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of

                       the Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                             SAGENT TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
      (5)   Total fee paid:

            --------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            --------------------------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------
      (3)   Filing Party:

            --------------------------------------------------------------------
      (4)   Date Filed:

            --------------------------------------------------------------------

                                 [SAGENT LOGO]

                            SAGENT TECHNOLOGY, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 26, 2000

TO THE STOCKHOLDERS OF SAGENT TECHNOLOGY, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sagent Technology, Inc., a Delaware corporation (the "Company" or "Sagent"), will be held on October 26, 2000 at 12:00 p.m., local time, at the Company's principal executive office at 800 West El Camino Real, Suite 300, Mountain View, CA 94040 for the following purposes:

     1. To elect 2 Class I directors for a term of three years and until their successors are duly elected and qualified;

     2. To approve the reservation of additional shares under the Company's 1998 Stock Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 21, 2000 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                          By order of the Board of Directors of
                                          Sagent Technology, Inc.

                                          /s/ KENNETH C. GARDNER
                                          Kenneth C. Gardner
Mountain View, California
September 26, 2000

                            SAGENT TECHNOLOGY, INC.
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of Sagent Technology, Inc. (the "Company" or "Sagent") for use at the Annual Meeting of Stockholders to be held on October 26, 2000 at 12:00 p.m., or at any adjournment thereof (the "Annual Meeting" or "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive office at 800 West El Camino Real, Suite 300, Mountain View, CA, 94040. The Company's telephone number at that location is (650) 815-3100.

     These proxy solicitation materials were mailed on or about September 26, 2000 to all stockholders entitled to vote at the Meeting.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on September 21, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, 28,884,087 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding. The closing price of the Company's Common Stock on the Record Date, as reported by Nasdaq, was $8.0313 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company or its transfer agent a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

     On all matters other than the election of directors, each share has one vote. See "Election of Directors -- Required Vote."

     The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Chase Mellon Bank to aid in the solicitation of proxies. The Company will reimburse Chase Mellon Bank for reasonable out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telefax or otherwise.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's next Annual Meeting of Stockholders to be held in 2001 must be received by the Company no later than December 15, 2000 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

     In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company no later than January 15, 2001. A copy of the full text of the Bylaw provision discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to Sagent Technology, Inc., 800 W. El Camino Real, Suite 300, Mountain View, CA 94040.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote (the "Votes Cast") at the Annual Meeting with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a matter (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore be counted only for purposes of determining the presence or absence of a quorum and will not be considered Votes Cast. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

FISCAL YEAR END

     The Company's fiscal year ends on December 31. The Company's last fiscal year ended on December 31, 1999 and is referred to herein as the "Last Fiscal Year".

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during the Last Fiscal Year all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with except as follows: the filings of Kenneth C. Gardner, the Company's Chairman of the Board, were untimely for the months of September and October; John E. Zicker's, the Company's Executive Vice President, Technology and Chief Technology Officer, September filing was untimely; Thomas Lounibos', the Company's former Executive Vice President, Sales and Marketing, November filing was untimely; the filings for Jeffrey Webber, a director, were untimely for the months of April, May, June, October and December; and Keith Maib's, a director, July filing was untimely.

INDEPENDENT ACCOUNTANTS

     The Company has not retained independent public accountants for the 2000 audit. The Audit Committee will do so in due course.

     The Company's financial statements for the year ended December 31, 1999 were audited by PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Board of Directors is currently comprised of seven (7) directors who are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

NOMINEES FOR CLASS I DIRECTORS

     Two Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2003. The Board of Directors has nominated Ms. Shanda Bahles and Mr. Klaus Luft for re-election as Class I directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Ms. Bahles and Mr. Luft. The Company expects that each of Ms. Bahles and Mr. Luft will accept such nomination; however, in the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The term of office of each person elected as a director will continue until such director's term expires in 2003 or until such director's successor has been elected and qualified.

INFORMATION REGARDING NOMINEES AND OTHER DIRECTORS

     Set forth below is certain information regarding the nominees for Class I directors and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

     SHANDA BAHLES, age 44, has served as a director of the Company since May 1995. Since May 1991, Ms. Bahles has been a General Partner of El Dorado Ventures, a venture capital firm. Ms. Bahles joined El Dorado Ventures as an associate in June 1987. From 1979 to 1985, Ms. Bahles held various engineering, marketing and management positions with Millennium Systems, Inc., a systems integration company, and Fortune Systems Corporation, a workstation manufacturer. Ms. Bahles is a director of Pilot Network Services, Inc., a publicly traded company, FusionOne, MS2, Inc., Slam Dunk Networks and Invisible Worlds which are privately held companies. Ms. Bahles received her B.S.E.E. and M.B.A. degrees from Stanford University.

     KLAUS S. LUFT, age 58, has served as a director of the Company since April 1999. Mr. Luft is the founder, owner and President of Market Access for Technology Services GmbH ("MATCH"), a private company in Munich, Germany which provides sales and marketing services to high technology companies. Mr. Luft is also the founder and Chairman of the supervisory board of Artedona AG, a privately held company for e-commerce established in 1999 and headquartered in Munich, Germany. Since August 1990, Mr. Luft has served as Vice Chairman and international Advisor to Goldman Sachs Europe Limited. He also serves on the Board of Directors of Dell Computer Corporation and BroadVision, Inc., which are publicly traded companies. Mr. Luft is also a member of the International Advisory Board of the Business School-

International University of Germany. From March 1986 to November 1989, Mr. Luft was Chief Executive Officer of Nixdorf Computer AG, a manufacturer of computer systems in Paderborn, Germany, where he also held various other Executive Board positions for more than 20 years in sales, marketing, finance and manufacturing.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

     JEFFREY T. WEBBER, age 47, has been a director of the Company since September 1995. Mr. Webber founded, and since January 1991 has served as President of, R.B. Webber & Company which provides strategic planning consulting services to high technology companies. He also serves as a general partner of The Entrepreneurs' Funds, early stage venture capital funds. Mr. Webber began his career in strategic planning at McKinsey & Company's Los Angeles office. Mr. Webber holds a B.A. degree in American Studies from Yale University. He also serves as a director of CommerceOne and Persistence Software, both publicly-traded companies, and AvantGo, eGlyphs, enCommerce, gForce Systems, and NetAcumen, privately-held companies.

     KEITH MAIB, age 41, has been a director of the Company since July 1999. Mr. Maib is President, Chief Executive Officer and a Director of PennCorp Financial Group, a life insurance holding company. PennCorp is the parent company of Southwestern Life Insurance Company and Security Life and Trust Insurance Company. Mr. Maib joined PennCorp in July of 1998 to lead a turnaround and restructuring of the company, which is currently underway. He was previously Chief Financial Officer of Acordia, Inc., a property and casualty insurance broker, a partner at Coopers and Lybrand, the Chief Operating Officer of Borland, Inc., a software manufacturer and a partner at Price Waterhouse. Keith graduated in 1981 from the University of Kansas with a B.S. in Accounting.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     KENNETH C. GARDNER, age 49, has been a director of the Company since commencement of operations in June 1995 and also served as President and Chief Executive Officer from June 1995 until August 2000. From March 1994 until March 1995, Mr. Gardner was Vice President of Products at Borland International, Inc., which has since changed its name to Inprise Corporation, an enterprise applications company. From February 1992 until March 1994, Mr. Gardner was President, Chief Executive Officer and a co-founder of ReportSmith, Inc., a database report applications company, which was purchased by Borland International, Inc., in 1994. Mr. Gardner is a director of CommerceOne Inc., a publicly traded company, and NetAcumen Inc., a privately held company. Mr. Gardner received his B.S.C. degree in Finance from the University of Louisville.

     JOHN ZICKER, age 43, has been Executive Vice President, Technology, Chief Technology Officer and a director since Sagent's commencement of operations in June 1995. From March 1994 until May 1995, Mr. Zicker was Director of Client/Server Development at Borland International, Inc. From February 1992 until March 1994, Mr. Zicker was Vice President of Technology and a co-founder of ReportSmith, Inc. Mr. Zicker has 13 years of experience in software development and image processing at NASA Ames Research Center, Lawrence Livermore Laboratories and the Stanford Linear Accelerator Center. Mr. Zicker received his B.S. degree in Electrical Engineering at the University of California at Davis and his M./S. degree in Electrical Engineering from the University of Wisconsin at Madison.

     BEN C. BARNES, age 55, has served as President and Chief Executive Officer since August 2000. From January 1996 until August 2000, Mr. Barnes was the General Manager of the Global Business Intelligence Solutions unit of IBM and also a member of IBM's Senior Management Group. From May 1987 until June 1993 Mr. Barnes was General Manager of Teradata Corp. Prior to joining Teradata Corp., Mr. Barnes served as Director in various sales and marketing assignments with Burroughs, now a part of Unisys, from May 1970 until May 1987. Mr. Barnes received his B.B.A. from Georgia State University.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of nine meetings during the Last Fiscal Year. During the fiscal year ended December 31, 1999, no director attended fewer than 75% of the meetings of the Board of Directors or the meetings of committees, if any, upon which such director served. Certain matters approved by the Board of Directors were approved by unanimous written consent.

     The Audit Committee of the Board of Directors, which was formed in 1998, currently consists of Mr. Keith Maib, Ms. Shanda Bahles and Mr. Jeffrey Webber. The Audit Committee reviews the Company's annual audit and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee held a total of two meetings during the Last Fiscal Year.

     The Compensation Committee, which was formed in 1998, is currently composed of Ms. Shanda Bahles, Mr. Klaus Luft and Mr. Keith Maib. The Compensation Committee, which generally meets in conjunction with Board meetings and as deemed necessary by the Board of Directors, reviews and approves the Company's executive compensation policy and makes recommendations concerning the Company's employee benefit policies. The Compensation Committee held no meetings which were not in conjunction with Board meetings during the Last Fiscal Year.

     The Board of Directors does not have a nominating committee nor any committee performing such function.

DIRECTOR COMPENSATION

     Directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses they incur in connection with attendance at meetings of the Board of Directors. In addition, in the past, certain directors have been granted stock options for their service on the Board. The Company does not intend to pay cash fees for the services of its Board members in the immediate future, nor to provide for the automatic grant of stock options to its directors.

     Options may also be granted to Directors under the Company's 1999 Director Option Plan, (the "Stock Plan"), which was approved by the Company's stockholders in February 1999. The Board, in its discretion, selects Directors to whom options may be granted, the time or times at which such options may be granted, the number of shares subject to each grant and the period over which such options become exercisable. All options granted to Directors under the Stock Plan contain the following provisions: the exercise price per share of Common Stock is 100% of the fair market value of the Company's Common Stock on the date the option is granted; the term of the option may be no more than ten years from the date of grant; and the option may be exercised only while the Outside Director remains a director or within ninety days after the date he or she ceases to be a director or service provider of the Company. Upon a proposed liquidation or dissolution of the Company, the options will terminate immediately prior to such action; and in the event of a merger or sale of substantially all of the Company's assets, each option may be assumed or an equivalent option substituted by the successor corporation. The Board may at any time amend, alter, suspend or discontinue the Stock Plan, subject to stockholder approval in certain circumstances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee of the Board of Directors is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. During fiscal year 1999, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

REQUIRED VOTE

     If a quorum is present and voting, the two nominees for director receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF
                           THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

                APPROVAL OF THE RESERVATION OF ADDITIONAL SHARES
                           UNDER OUR 1998 STOCK PLAN

     On December 17, 1998, our board of directors adopted the 1998 Stock Plan and reserved 2,440,000 shares of our common stock for issuance thereunder. On December 19, 1998, the 1998 Stock Plan was approved by our shareholders. In order to remain competitive in our hiring practices, on September 20, 2000 our board of directors amended the 1998 Stock Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares of our common stock. With this increase, a total of 5,851,380 shares of our common stock will be reserved for issuance under the 1998 Stock Plan, plus annual increases which are scheduled to occur on May 1 of each year equal to the lesser of 1,500,000 shares of our common stock, 5% of our outstanding shares of common stock, or an amount determined by our board of directors.

     The shareholders are being asked to approve the amendment to the 1998 Stock Plan which will increase the shares of our common stock reserved for issuance thereunder by 2,000,000 shares.

SUMMARY OF THE 1998 STOCK PLAN

     General. The purpose of the 1998 Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility with us, to provide additional incentive to our employees, directors and consultants and to promote the success of the our business. Options and stock purchase rights may be granted under the 1998 Stock Plan. Options granted under the 1998 Stock Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, referred to herein as the "Code", or nonstatutory stock options.

     Administration. The 1998 Stock Plan may generally be administered by our board of directors or a committee appointed by our board of directors, referred to herein as the "Administrator."

     Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the 1998 Stock Plan to our employees, directors and consultants. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 1998 Stock Plan provides that no employee, director or consultant may be granted, in any fiscal year, options and stock purchase rights to purchase more than 2,000,000 shares of our common stock. Notwithstanding this limit, in connection with an individual's initial employment with us, an employee, director or consultant may be granted options or stock purchase rights to purchase up to an additional 2,000,000 shares of our common stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between us and the optionee, and is subject to the following additional terms and conditions:

     - Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of our common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of our common stock on the date such option is granted. The fair market value of our common stock is generally determined with reference to the closing sale price for our common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

     - Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 1998 Stock Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1998 Stock Plan permits payment to be made by cash, check, promissory note, other shares of our common stock (with some restrictions), cashless exercises, a reduction in the amount of any liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

     - Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     - Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 1998 Stock Plan generally expire on the earlier of the date set forth in his or her notice of grant or the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

     - Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the 1998 Stock Plan generally expire on the earlier of 12 months from the date of such termination or the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

     - Nontransferability of Options: Unless determined otherwise by the Administrator, options granted under the 1998 Stock Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     - Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1998 Stock Plan as may be determined by the Administrator.

     Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, a restricted stock purchase agreement shall grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with us for any reason (including death or disability). The purchase price for unvested shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option shall lapse at a rate determined by the Administrator.

     Adjustments Upon Changes in Capitalization. In the event that our common stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1998 Stock Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1998 Stock Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

     Amendment and Termination of the 1998 Stock Plan. Our board of directors may amend, alter, suspend or terminate the 1998 Stock Plan, or any part thereof, at any time and for any reason. However, we will obtain shareholder approval for any amendment to the 1998 Stock Plan to the extent necessary to comply with
Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by our board of directors or shareholders may alter or impair any option or stock purchase right previously granted under the 1998 Stock Plan without the written consent of the optionee. Unless terminated earlier, the 1998 Stock Plan shall terminate ten years from the date of its original approval by our board of directors or the date of this increase in the number of shares reserved for issuance under the 1998 Stock Plan, whichever is later.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held for more than 12 months are currently capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held for more than 12 months are currently capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to our right to repurchase the stock upon the purchaser's termination of employment with us. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND US WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1998 STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

REQUIRED VOTE

     The shareholders are being asked to approve the amendment which increases the number of shares of our common stock under the 1998 Stock Plan by 2,000,000 shares. The affirmative vote of the holders of a majority of the shares entitled to vote will be required to approve the share increase under the 1998 Stock Plan.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                       AMENDMENT TO THE 1998 STOCK PLAN.

                               OTHER INFORMATION

EXECUTIVE OFFICERS

     In addition to Messrs. Zicker and Barnes, the following persons are executive officers of the Company:

           NAME              AGE                    POSITION
           ----              ---                    --------
David N. Eliff.............  39    Executive Vice President and Chief
                                   Financial Officer
Malcolm G. R. Hobbs........  41    Senior Vice President, Marketing

BIOGRAPHIES

     DAVID N. ELIFF, age 39, has served as Executive Vice President and Chief Financial Officer since May 15, 2000. Prior to joining the Company, Mr. Eliff worked at the Chief Financial Officer level of multiple companies in various industries, including W H Energy Services from July 1995 through April 2000. From May 1984 until June 1995, Mr. Eliff worked in the Corporate Finance and Business Advisory Groups at PricewaterhouseCoopers LLP. Mr. Eliff received his B.B.A. in Accounting from Texas Tech University.

     MALCOLM G. R. HOBBS, age 41, has been Senior Vice President, Marketing since February, 2000 and from April 1999 to February 2000, Mr. Hobbs was Vice President, Marketing. From July 1997 to April 1999, Mr. Hobbs was Vice President, Corporate Communications at Oracle Corporation. From 1993 to 1997 Mr. Hobbs held marketing and business development positions at Apple Computer, culminating in the position of Senior Director of Internet Marketing. From 1989 to 1992 Mr. Hobbs was Director of Product Management at Frame Technology. Prior to Frame Technology, Mr. Hobbs served in a variety of Product Marketing, Product Management, Marketing Communications and Business Development roles at Frame Technology, Interleaf, Inc., Ashton-Tate, and General Computer Corporation. Mr. Hobbs received his B.A. degree from Occidental College in Deplomacy and World Affairs.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of December 31, 1999 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors,
(iii) the Named Executive Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, and subject to applicable community property laws, the persons named below have sole voting and investment power with respect to all shares of common stock held by them.

     Applicable percentage ownership in the table is based on 27,896,000 shares of common stock outstanding as of December 31, 1999.

                                                  NUMBER OF SHARES     PERCENTAGE OF
               BENEFICIAL OWNER                  BENEFICIALLY OWNED      OWNERSHIP
               ----------------                  ------------------    -------------
5% STOCKHOLDERS:
Entities affiliated with El Dorado Ventures....      2,739,135             8.0%
Greylock Equity Limited Partnership............      2,088,888             7.5%
DIRECTORS AND OFFICERS:
Kenneth C Gardner(1)...........................      1,110,815             4.0%
John E. Zicker(2)..............................        798,000             2.9%
Thomas M. Lounibos(3)..........................        149,842             *
W. Virginia Walker(4)..........................        176,667             *
Malcolm Hobbs(5)...............................        120,000             *
Richard W. Shapero.............................         17,243             *
Jeffrey T. Webber(6)...........................         89,757             *
Klaus S. Luft(6)(7)............................         30,281             *
Keith Maib(6)..................................         20,000             *
Shanda Bahles(6)(8)............................      2,243,249             8.0%
All officers and directors as a group (10
  persons).....................................      4,810,692            17.0%

---------------
 *  Less than 1%.

(1) Includes 809,827 shares registered in the name of Kenneth C. Gardner and Patricia T. Gardner, Trustees of the Gardner Family Trust u/d/t dated September 6, 1996, 100,595 shares registered in the name of Delaware Charter Guarantee & Trust Co., Trustee fbo Kenneth C. Gardner, IRA and 393 shares registered in individual ownership. Also includes an option granted to Kenneth C. Gardner to purchase 100,000 shares.

(2) Includes 618,000 shares registered in the name of John E. Zicker and 100,000 shares registered in the name of Delaware Charter Guarantee & Trust Co., Trustee fbo John E. Zicker, IRA. Also includes an option granted to John E. Zicker to purchase 80,000 shares.

(3) Mr. Lounibos resigned from the Company in March 2000.

(4) Includes an option to purchase 11,667 shares exercisable within 60 days of December 31, 1999 and 93,750 shares which are subject to a repurchase option held by Sagent as of December 31, 1999. Ms. Walker resigned from the Company in May 2000.

(5) Includes 95,000 shares which are subject to a repurchase option held by Sagent as of December 31, 1999.

(6) Includes an option to purchase 15,000 shares, which option is fully exercisable.

(7) Includes 5,281 shares owned by ISAR-Vermogensverwaltung GbR mbH of which Mr. Luft has pecuniary interest, but with respect to which Mr. Luft has no voting or dispositive power.

(8) Ms. Bahles is a general partner of El Dorado Ventures, which holds 2,228,249 shares of the Company's Common Stock. Ms. Bahles shares investment and voting control over such shares.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION

     The following table shows, as to any person serving as Chief Executive Officer during fiscal 1999 and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 (the "Named Executive Officers"), information concerning compensation paid for services to the Company during the Last Fiscal Year.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                     ANNUAL COMPENSATION                COMPENSATION(1)
                                             -----------------------------------   -------------------------
                                                                       OTHER                        ALL
                                                                       ANNUAL      SECURITIES      OTHER
                                                                    COMPENSATION   UNDERLYING   COMPENSATION
                NAME                  YEAR   SALARY($)   BONUS($)      ($)(1)      OPTIONS(#)      ($)(2)
                ----                  ----   ---------   --------   ------------   ----------   ------------
Kenneth C. Gardner..................  1999    225,000     72,238        --               --         348
                                      1998    225,000     90,000        --               --         366
John E. Zicker......................  1999    187,499     42,141        --               --         120
                                      1998    150,000     60,000        --               --         120
Thomas M. Lounibos(3)...............  1999    200,020    222,842(4)     --               --         120
                                      1998    164,590    124,420(4)     --           90,000         120
W. Virginia Walker(5)...............  1999    182,550     51,188        --           70,000         240
                                      1998    173,965     69,586        --          180,000         240
Malcolm G. R. Hobbs(6)..............  1999    125,977     27,032        --          120,000
                                      1998         --         --        --               --          99

---------------
(1) Other annual compensation in the form of perquisite and other personal benefits, securities or property has been omitted in those cases where the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus for the executive officer.

(2) Consists of premiums paid on term life insurance.

(3) Mr. Lounibos resigned from the Company in March 2000.

(4) Consists of commissions calculated based on Sagent's revenues.

(5) Ms. Walker resigned from the Company in May 2000.

(6) Mr. Hobbs joined the Company in April 1999.

STOCK OPTION GRANTS AND EXERCISES

     The following table shows, as to each Named Executive Officer, information concerning stock options granted during the Last Fiscal Year.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1999

                                                INDIVIDUAL GRANTS
                                 ------------------------------------------------
                                              PERCENT OF
                                                TOTAL                               POTENTIAL REALIZABLE VALUE
                                 NUMBER OF     OPTIONS                              AT ASSUMED ANNUAL RATES OF
                                 SECURITIES    GRANTED     EXERCISE                  STOCK PRICE APPRECIATION
                                 UNDERLYING       IN         PRICE                      FOR OPTION TERM(4)
                                  OPTIONS       FISCAL     ($/SHARE)   EXPIRATION   --------------------------
             NAME                GRANTED(1)    YEAR(2)        (3)         DATE        5%($)          10%($)
             ----                ----------   ----------   ---------   ----------   ---------      -----------
Kenneth C. Gardner.............        --          --           --            --          --               --
John E. Zicker.................        --          --           --            --          --               --
Thomas M. Lounibos.............        --          --           --            --          --               --
W. Virginia Walker.............    70,000         3.0%      $6.875      06/07/09     302,655          766,986
Malcolm G. R. Hobbs............   120,000        19.5%      $ 8.00      04/12/09     603,739        1,529,993

---------------
(1) Options vest at a rate of 1/48 per month and have a term of 10 years.

(2) Based on an aggregate of 2,339,437 shares subject to options granted to employees pursuant to the Company's 1998 stock option plan in the fiscal year ended December 31, 1999, including granted to the Named Executive Officers.

(3) All options were granted at exercise prices at the fair market value of the Company's common stock on the date of grant.

(4) The potential realizable value is calculated based on the term of the option at the time of grant (10 years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of its stock price performance.

                     AGGREGATE OPTION EXERCISES IN 1999 AND
                             YEAR-END OPTION VALUES

                                                                                                    VALUE OF
                                                                                                  UNEXERCISED
                                                                       NUMBER OF SECURITIES       IN-THE-MONEY
                                                                      UNDERLYING UNEXERCISED       OPTIONS AT
                                             SHARES                           OPTIONS             FISCAL YEAR
                                            ACQUIRED                    AT FISCAL YEAR END           END(1)
                                               ON         VALUE     ---------------------------   ------------
                  NAME                     EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
                  ----                     -----------   --------   -----------   -------------   ------------
Kenneth C. Gardner.......................         --          --           --             --             --
John E. Zicker...........................         --          --           --             --             --
Thomas M. Lounibos.......................         --          --           --             --             --
W. Virginia Walker.......................         --          --           --             --             --
Malcolm G. R. Hobbs......................    120,000          --           --             --             --

---------------
(1) The fair market value of the Company's common stock on the exercise date was less than the exercise price.

                              CERTAIN TRANSACTIONS

     The Company has entered into indemnification agreements with its executive officers, directors and certain significant employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. These agreements provide, among other things, for indemnification of the executive officers, directors and certain significant employees in proceedings brought by third parties and in stockholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party.

     On November 30, 1999, Sagent acquired Sagent France S.A., its distributor in France, and Sagent Technology GmbH, its distributor in Germany, for an aggregate consideration of $2.8 million in cash and stock. Sagent acquired these entities from a partnership in which Klaus Luft, a member of Sagent's Board of Directors serves as general partner. Mr. Luft's interest in the consideration paid for these entities was 11.85%, or approximately, $331,800.

     During 1999, Sagent recognized revenues of $144,000 from licenses and services sold to CommerceOne and NetAcumen. Kenneth Gardner, Sagent's Chairman and CEO, and Jeffrey Webber, are members of the board of directors of CommerceOne and NetAcumen.

     On August 4, 2000, the Company entered into an Employment Agreement with Ben Barnes to serve as the Company's President and Chief Executive Officer. Pursuant to the Employment Agreement, Mr. Barnes (i) is eligible to participate in all of the Company's employee benefit plans, (ii) is entitled to paid vacation, (iii) will be compensated at an annual base salary of not less than $425,000, (iv) will receive annual bonuses based on performance, (v) received a signing bonus of $500,000, (vi) received options to purchase 750,000 shares of the Company's common stock at $11.188 per share and 150,000 shares of restricted stock of the Company at $0.01 per share, each subject to the Company's normal vesting schedule, (vii) is restricted from soliciting employees and customers of the Company while he is employed by the Company and for 12 months following termination of his employment, (viii) will receive certain severance payments as specified in the Employment Agreement and (ix) received two loans from the Company for the purpose of purchasing a home.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who, except as disclosed under "Compensation Committee Interlocks and Insider Participation," have no interlocking relationships as defined by the Securities and Exchange Commission.

     The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively, the "Executive Officers"), should be influenced by the Company's performance. The Committee establishes the salaries and bonuses of all of the Executive Officers by considering (i) the Company's financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer's area of responsibility, (iii) the salaries and bonuses of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that the Company's executive officer salaries and bonuses in the Last Fiscal Year were comparable in the industry for similarly-sized businesses.

     In addition to salary and bonus, the Committee, from time to time, grants options to Executive Officers. The Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. As such, options are granted at the current market price. And one of the principal factors considered in granting options to an Executive Officer is the Executive Officer's ability to influence the Company's long-term growth and profitability.

                                          Compensation Committee of the
                                          Board of Directors

                                          Shanda Bahles
                                          Klaus S. Luft
                                          Keith Maib

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Composite Index-U.S. (the "Nasdaq Composite"), the Nasdaq 100 Index (the "Nasdaq 100"), and the Hambrecht & Quist Technology Index ("H&Q Technology"). The graph assumes that $100 was invested on April 13, 1999, the date of the Company's initial public offering, in the Company's Common Stock and in the indices shown below, including reinvestment of dividends. No dividends have been declared or paid on the Company's Common Stock. Historic stock price performance is not necessarily indicative of future stock price performance.

                              [PERFORMANCE GRAPH]

                                                                                       NASDAQ COMPOSITE =      H&Q TECHNOLOGY =
                                           SGNT = 186.35       NASDAQ 100 = 175.11           161.01                 194.72
                                           -------------       -------------------     ------------------      ----------------
14-Apr-1999                                  100.0000                100.0000               100.0000              100.0000
22-Apr-1999                                   67.8715                103.7960               102.1670               98.5241
30-Apr-1999                                   61.0442                101.5570               101.4190               99.4418
10-May-1999                                   67.8715                101.4790               100.7620               99.6117
18-May-1999                                   59.8394                102.6450               102.0370              104.0110
26-May-1999                                   51.2048                 97.5951                96.8053               98.2154
03-Jun-1999                                   46.5863                 96.5189                95.8537              100.9410
11-Jun-1999                                   46.5863                 98.0348                97.6309              105.0440
21-Jun-1999                                   45.3815                107.8450               104.9060              109.5350
29-Jun-1999                                   47.3896                108.3870               105.3780              109.9530
07-Jul-1999                                   77.9116                111.2680               109.4030              116.2200
15-Jul-1999                                   85.1406                115.4800               113.2450              120.5750
23-Jul-1999                                   75.5020                109.4310               107.3830              112.5290
02-Aug-1999                                   60.2410                107.6620               104.6410              112.2520
10-Aug-1999                                   56.2249                102.8590                99.3152              108.8620
18-Aug-1999                                   65.8635                110.1610               106.0010              116.2220
26-Aug-1999                                   67.8715                114.9110               110.6630              120.0780
03-Sep-1999                                   74.2972                119.1600               113.3940              117.7750
13-Sep-1999                                   69.8795                118.0390               113.4600              125.7570
21-Sep-1999                                   65.0603                117.5940               112.5160              126.6850
29-Sep-1999                                   58.2329                114.0310               108.8940              121.7070
07-Oct-1999                                   57.8313                120.3630               114.0960              128.1670
15-Oct-1999                                   50.6024                114.2700               108.9560              123.0130
25-Oct-1999                                   90.3615                118.0910               112.3110              123.2820
02-Nov-1999                                   95.5823                124.8790               118.9190              133.2820
10-Nov-1999                                  154.6180                132.9900               125.8720              144.6440
18-Nov-1999                                  147.7910                142.7770               133.4960              153.8460
26-Nov-1999                                  150.2010                148.1540               137.5120              159.7170
06-Dec-1999                                  145.7830                151.6950               141.4290              168.0680
14-Dec-1999                                  166.6670                150.5630               142.4520              175.0370
22-Dec-1999                                  165.4620                169.3400               157.0350              186.7180
30-Dec-1999                                  186.3460                175.1100               161.0060              194.7210

     THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed

                                          BY THE ORDER OF THE BOARD OF
                                          DIRECTORS OF SAGENT TECHNOLOGY, INC.

                                          /s/ KENNETH C. GARDNER

                                          Kenneth C. Gardner

Mountain View, California
Dated: September 26, 2000

PROXY                        SAGENT TECHNOLOGY, INC.                       PROXY

               Annual Meeting of Stockholders - October 26, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

      The undersigned stockholder of Sagent Technology, Inc., a Delaware Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 26, 2000, and the 1999 SEC Form 10K, and appoints Kenneth C. Gardner and David N. Eliff and each of them proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of the Company to be held on Thursday, October 26, 2000 at 12:00 p.m. (local time) at 800 West El Camino Real, Suite 300, Mountain View, CA 94040, any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, or the matters set forth on the reverse side:


                      TO ASSURE YOUR REPRESENTATION AT THE
                      ANNUAL MEETING, PLEASE MARK, SIGN AND
                               DATE THIS PROXY AND
                            RETURN IT PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

                  (Continue and to be signed on reverse side.)

                             SAGENT TECHNOLOGY, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]


1. ELECTION OF DIRECTORS                           FOR       WITHHOLD        FOR BOTH
   The election of the following persons as        ALL          ALL           (Except
   Class I directors of the Company to                                       Nominee(s)
   serve for a term of three years and until                               written below)
   their successors shall be duly elected
   and qualified                                   [ ]          [ ]             [ ]

   Nominees: Shanda Bahles
             Klaus S. Luft

Instruction: To withhold authority to vote for an individual nominee, write that nominee's name on the space provided below.

_________________________________________________________________________________

2. To approve the reservation of additional        FOR        AGAINST         ABSTAIN
   shares under the Company's 1998 Stock Plan.
                                                   [ ]          [ ]             [ ]

I plan to attend the meeting:    Yes ____    No _____

      The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted for each of the above persons and proposals, and for or against such other matters as may properly come before the meeting as the proxyholders deem advisable.

Signature(s) ________________________     Dated: _________________, 2000

             ________________________

Sign exactly as your name(s) appear on the stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing, if stock is registered in two names, both should sign.